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         [PacifiCorp Logo]                       [ScottishPower Logo]



For further information:

Rachel Sherrard, ScottishPower, for media 503-797-7567
Leslie Carlson, PacifiCorp, for media 503-813-7282
Angela Hult, PacifiCorp, for investors, 503-813-7234



May 18, 1999



                  IDAHO COMMISSION STAFF RECOMMENDS APPROVAL OF
                        SCOTTISHPOWER-PACIFICORP MERGER

     PORTLAND, Oregon - ScottishPower and PacifiCorp today noted testimony filed by Idaho Public Utilities Commission staff recommending approval of the proposed merger.

     Following extensive analysis and discovery, Idaho staff concluded the public interest of Idaho customers will be enhanced by the customer guarantees, reliability and operating standards with guaranteed efficiencies and improvements proposed by ScottishPower.

     Staff also believes that rates will not increase as a result of the merger and an immediate rate reduction based on merger efficiencies would be premature.

     Alan Richardson, CEO designate of PacifiCorp, said, "We are very pleased that Idaho Commission staff has recognized the benefits this merger brings to customers through our increased focus on service and reliability. We are confident that the specific conditions and reporting mechanisms suggested in their testimony can be addressed. We are therefore very encouraged by this positive endorsement."